UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

Aon plc

(Exact name of registrant as specified in Charter)

England and Wales	1-7933	98-1030901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Leadenhall Street, London, England	EC3V 4AN
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Ordinary Shares, $0.01 nominal value	AON	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2019, Aon Corporation, an indirect, wholly owned subsidiary of Aon plc, and Christa Davies entered into an amendment (the “Davies Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Ms. Davies (the “Davies International Assignment Letter”). The Davies Amendment extends the term of the Davies International Assignment Letter, which was set to expire on June 30, 2019, to expire on June 30, 2020.

On June 25, 2019, Aon Corporation and Gregory C. Case entered into an amendment (the “Case Amendment”) to the international assignment letter agreement dated July 1, 2016 between Aon Corporation and Mr. Case (the “Case International Assignment Letter”). The Case Amendment extends the term of the Case International Assignment Letter, which was set to expire on June 30, 2019, to expire on June 30, 2020.

The foregoing summaries are qualified in their entirety by reference to the Davies Amendment and the Case Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Aon plc held its Annual General Meeting of Shareholders (the “Annual Meeting”) on June 21, 2019. A total of 213,921,661 Class A Ordinary Shares, or 88.94% of the total shares entitled to vote, were represented at the Annual Meeting in person or by proxy.

Shareholders voted on the following fourteen proposals at the Annual Meeting, all of which are described in the 2019 Proxy Statement, and cast their votes as described below:

1.	The re-election of eleven nominees to serve as Directors. All of the nominees were elected.

Nominee	For	Against	Abstain	Broker Non-Votes
Jin-Yong Cai	197,465,215	713,070	241,786	15,501,590
Jeffrey C. Campbell	194,786,576	3,282,182	351,313	15,501,590
Gregory C. Case	192,939,558	5,285,702	194,811	15,501,590
Fulvio Conti	191,249,944	6,971,904	198,223	15,501,590
Cheryl A. Francis	197,368,038	862,164	189,869	15,501,590
Lester B. Knight	186,034,500	12,190,126	195,445	15,501,590
J. Michael Losh	176,338,266	21,880,313	201,492	15,501,590
Richard B. Myers	190,476,794	7,750,959	192,318	15,501,590
Richard C. Notebaert	186,092,286	12,125,804	201,981	15,501,590
Gloria Santona	189,154,241	9,067,653	198,177	15,501,590
Carolyn Y. Woo	190,449,760	7,765,609	204,702	15,501,590

2.	An advisory vote to approve executive compensation. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
184,250,972	13,836,542	332,557	15,501,590

3.	An advisory vote to approve the directors’ remuneration report contained within the Company’s annual report and accounts. This advisory resolution was approved.

For	Against	Abstain	Broker Non-Votes
182,995,224	15,068,399	356,448	15,501,590

4.	The receipt of the Company’s annual report and accounts, together with the reports of the directors and auditors, for the year ended December 31, 2018. This ordinary resolution was approved.

For	Against	Abstain
212,980,680	383,154	557,827

5.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019. This ordinary resolution was approved.

For	Against	Abstain
206,458,357	7,287,645	175,659

6.

The re-appointment of Ernst & Young LLP as the Company’s U.K. statutory auditors to hold office from the conclusion of the Annual Meeting until the next annual general meeting where accounts are laid before the Company. This ordinary resolution was approved.

For	Against	Abstain
207,043,425	6,705,099	173,137

7.	The authorization of the directors to determine the remuneration of Ernst & Young LLP as the Company’s statutory auditors. This ordinary resolution was approved.

For	Against	Abstain
212,287,890	1,362,317	271,454

8.	The approval of the amendment and restatement of the Aon plc 2011 Incentive Compensation Plan. This ordinary resolution was approved.

For	Against	Abstain	Broker Non-Votes
154,881,485	43,271,036	267,550	15,501,590

9.	The approval of a reduction of capital. This special resolution was approved.

For	Against	Abstain
213,160,273	469,144	292,244

10.	The approval of the adoption of new Articles of Association. This special resolution was approved.

For	Against	Abstain
212,510,925	1,135,181	275,555

11.

The approval of certain forms of contracts for use in effecting purchases of shares pursuant to the Company’s share repurchase program and the counterparties with whom the Company may conduct such repurchase transactions. This ordinary resolution was approved.

For	Against	Abstain
202,470,080	10,624,260	827,321

12.

The authorization of the directors to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares of the Company. This ordinary resolution was approved.

For	Against	Abstain
195,103,925	18,549,676	268,060

13.	The authorization of the directors to allot equity securities for cash without preemptive rights. This special resolution was approved.

For	Against	Abstain
202,558,216	11,101,440	262,005

14.	The authorization of the Company and its subsidiaries to make political donations and expenditures. This ordinary resolution was approved.

For	Against	Abstain
211,388,210	2,088,418	445,033

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to International Assignment Letter, dated June 25, 2019, with Christa Davies.

10.2	Amendment to International Assignment Letter, dated June 25, 2019, with Gregory C. Case.

*    *    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

By:	/s/ Molly Johnson
Molly Johnson
Secretary

Date: June 25, 2019